EXHIBIT 24.1

POWER OF ATTORNEY

Know all by these presents that each of the undersigned, does hereby make, constitute and appoint David Taylor and Alyssa McAnney-Rosner as a true and lawful attorney-in-fact of such undersigned with full powers of substitution and revocation, for and in the name, place and stead of such undersigned (in such undersigned’s individual capacity), to execute and deliver such forms that such undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of such undersigned’s ownership of or transactions in securities of Sunnova Energy International Inc. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto), (ii) any Schedule 13D or Schedule 13G, and any amendments thereto, on behalf of the undersigned in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules promulgated thereunder and (iii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until such undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Sunnova Energy International Inc., unless earlier revoked in writing. Each of the undersigned acknowledges that David Taylor and Alyssa McAnney-Rosner are not assuming any of such undersigned’s responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934, as amended.

By: NEWLIGHT PARTNERS LP, by Newlight GP LLC, its general partner

/s/ Ravi Yadav
Name:	Ravi Yadav
Title:	Manager

By: NEWLIGHT GP LLC

/s/ Ravi Yadav
Name:	Ravi Yadav
Title:	Manager

By: RAVI YADAV

/s/ Ravi Yadav
Name: Ravi Yadav

By: DAVID WASSONG

/s/ David Wassong
Name: David Wassong

February 23, 2021